John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP REPORTS 2009 SECOND QUARTER RESULTS, REFLECTING HIGHER NET INTEREST MARGIN AND LOAN PORTFOLIO GROWTH

QUARTERLY CASH DIVIDEND OF $0.09 PER SHARE DECLARED

New York, NY, August 7, 2009 – Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, today reported net income of $0.8 million, or $0.04 per diluted share, for the second quarter ended June 30, 2009.  The results included an industry-wide FDIC special assessment, the provision for loan losses and an increase in pension expense, which together totaled $5.7 million after taxes, or $0.32 per diluted share.  Excluding these items, Sterling’s adjusted net income was $6.5 million, or $0.36 per diluted share, for the 2009 second quarter.

Second Quarter 2009 Highlights

•	Rising Net Interest Margin. The net interest margin was 4.53%, up from 4.49% a year earlier, benefitting from Sterling’s asset-liability management strategies.

•	Higher Loan Volume. Average total loans rose 6.3% over the prior year to $1.2 billion, as Sterling continued to serve its customers and community.

•	Strengthened Loan Loss Allowance. The allowance for loan losses as a percent of loans in portfolio was increased to 1.56% at June 30, 2009, from 1.33% a year ago.

•	Strong Deposit Funding. Demand deposits were $441 million at June 30, 2009, or 34% of total deposits, representing a stable, cost-effective funding source.

•	Solid Capital Base. The Company’s capital ratios exceeded “well-capitalized” requirements, with total risk-based capital of 12.89% at June 30, 2009.

•	Growth Initiative. Sterling’s acquisition of a factoring, import trade finance and accounts receivable management business in April 2009 resulted in solid growth in this category.

•
Expense Control.  Noninterest expenses, excluding the industry-wide FDIC special assessment, additional costs associated with the acquired factoring business and the increase in pension expenses, were up only 1.8% from the same quarter of 2008.

Note: Reconciliations of GAAP net income, including per share data, and noninterest expenses to adjusted net income, including adjusted per share data, and adjusted noninterest expenses are presented on page 17.

Management Comments

“During a period of unprecedented economic distress that has had a devastating impact on many consumers and businesses, Sterling has shown its ability to operate profitably, to grow our business by serving our customers, and to maintain a strong capital foundation,” stated Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer.  “Our financial performance for the second quarter of 2009 was demonstrated by our adjusted net income of $6.5 million, or $0.36 per diluted share, which was 16.6% higher than adjusted net income for the year-ago period.”

“From the onset of this recessionary period, we have focused on strategies designed to ensure Sterling’s strength, staying power and long-term potential.  We have maintained capital levels in excess of well-capitalized requirements.  We have followed an asset-liability management approach that has produced cost-effective funding and a widening net interest margin.  We have kept firm control of expenses. And we have used our strong balance sheet to support continued lending to businesses and individuals.”

“We believe Sterling is positioned to build on and benefit from the opportunities arising from the marketplace turmoil: to capture market share based on our competitive strength, to acquire complementary operations, and to add to our team of talented professionals.  For example, we see an opportunity to gain market share among small businesses due to the liquidity problems of a major lender in this space.  Early in the second quarter we expanded our range of services by acquiring a factoring, import trade financing and accounts receivable management business that now operates as Sterling Trade Capital.  And we continue to attract new team members who bring strong business development skills and solid management ability.  We also believe that other opportunities will be available to Sterling as a result of our strong capital, sharply focused business model and commitment to superior customer service,” Mr. Cappelli said.

Second Quarter 2009 Financial Results

Adjusted net income was $6.5 million, or $0.36 per diluted share, for the 2009 second quarter, before the industry-wide FDIC special assessment, loan loss provision and higher pension expense.  Including these items, net income for the 2009 second quarter was $0.8 million, or $0.04 per diluted share.  For the second quarter of 2008, net income was $4.2 million, or $0.23 per diluted share.

Net interest income, on a tax-equivalent basis, was $21.5 million for the 2009 second quarter, compared to $21.6 million for the 2008 period.  Net interest income benefitted from higher average loan balances, lower interest-bearing deposit balances and lower funding costs due to the Company’s strategy of employing wholesale funding in lieu of higher priced certificates of deposit.  These benefits were offset by lower yield on loans and investment securities due to market rates, lower investment securities balances and higher borrowed funds balances.

Net interest margin increased to 4.53% for the 2009 second quarter, on a tax-equivalent basis, compared to 4.49% for the second quarter of 2008.

Noninterest income rose to $10.8 million for the 2009 second quarter, compared to $8.6 million a year ago.  Higher income from accounts receivable management and factoring services accounted for much of this increase, largely due to Sterling’s acquisition of a factoring, import trade financing and accounts receivable management business early in the 2009 second quarter.  Noninterest income in the 2009 period also reflected gains on sales of securities resulting from a strategy to decrease the average maturity of the securities portfolio.

Noninterest expenses totaled $24.1 million for the 2009 second quarter.  The industry-wide FDIC special assessment, additional expenses associated with the acquired factoring business, and an increase in pension expense reflecting the impact of a lower return on plan assets due to market conditions accounted for $2.6 million of the $3.0 million total increase in noninterest expense versus the 2008 period.  Excluding such items, noninterest expense for the 2009 second quarter increased only 1.8% from the prior year.

The provision for income taxes was $0.4 million for the 2009 second quarter, compared to $2.5 million for the same period of 2008.

First Half 2009 Financial Results

Adjusted net income was $13.6 million, or $0.75 per diluted share, for the first half of 2009, before the industry-wide FDIC special assessment, loan loss provision and higher pension expense.  Including these items, net income was $4.4 million, or $0.24 per diluted share, for the first half of 2009.  For the same period of 2008, net income was $8.2 million, or $0.45 per diluted share.

Net interest income, on a tax-equivalent basis, rose to $43.0 million for the first half of 2009, from $41.6 million for the same 2008 period.  The increase primarily reflected higher average loan balances, lower interest-bearing deposit balances and lower funding costs, partially offset by lower yield on loans and securities, lower investment securities balances and higher borrowed funds balances.

Net interest margin increased to 4.55% for the first six months of 2009, on a tax-equivalent basis, compared to 4.49% for the same period of 2008.

Noninterest income rose to $21.6 million for the first half of 2009, compared to $17.2 million a year ago.  The increase was primarily due to higher income from accounts receivable management and factoring services, as well as gains on sales of securities due to a strategy to shorten the average maturity of the Company’s investment portfolio.

Noninterest expenses were $44.2 million for the 2009 period.  The industry-wide FDIC special assessment, additional expenses associated with the acquired factoring business, and an increase in pension expense reflecting the impact of a lower return on plan assets accounted for $2.8 million of the $2.9 million total increase in noninterest expense versus the 2008 period.

The provision for income taxes was $2.7 million for the 2009 first half, compared to $4.9 million for the same period of 2008.

Earning Assets and Deposits

Average total loans were $1,204.6 million for the 2009 second quarter, an increase of 6.3% from a year ago.  Sterling experienced growth in a range of lending areas, with particularly strong increases in asset-based lending and factoring.  The Company believes its strong liquidity should provide capacity for further loan growth, as the ratio of portfolio loans to deposits at Sterling National Bank was approximately 88.9% at June 30, 2009.

Investment securities averaged $679.2 million for the second quarter of 2009, compared to $781.2 million a year earlier.  The decrease reflected calls and principal repayments, as well as the sale of certain investment securities as part of the Company’s strategy to decrease the average life of the portfolio, partially offset by investments made during the recent period.

Demand deposits totaled $440.6 million at June 30, 2009 and represented 34% of total deposits, one of the highest ratios of demand to total deposits in the industry.

Asset Quality

In the 2009 second quarter recessionary forces continued to impact the national economy.  The recession has exerted disproportionately heavy pressure on the small and midsized businesses that constitute much of Sterling’s traditional customer base and, in particular, provide most of the Company’s leasing business.  Consequently, while the Company has a track record of strict underwriting standards and historically strong asset quality, it has not been immune to the unprecedented economic turmoil, and since the first quarter of 2009 has experienced an uncharacteristic increase in nonperforming assets and net charge-offs in the lease finance portfolio.

During 2009 the allowance for loan losses increased $2.1 million from $16.0 million at December 31, 2008 primarily due to an increase of $4.0 million in the allowance allocated to lease financing, partially offset by a reduction of $1.0 million and $0.9 million in the allowance allocated to commercial and industrial and residential mortgage components, respectively.  The allowance allocated to lease financing increased primarily as a result of increased losses and nonaccrual levels experienced in that category in 2009.  The reduction in allowance allocated to commercial and industrial loans was primarily the result of lower losses experienced in that component of the portfolio in 2009.  The reduction in allowance allocated to residential mortgage loans was primarily the result of lower anticipated losses based on the improved quality of loans in the portfolio.

Sterling has taken steps to respond to the challenging conditions affecting much of the lending industry.  The Company increased its provision for loan losses to $6.8 million in the 2009 second quarter, from $2.2 million a year ago.  The 2009 second quarter provision exceeded net charge-offs for the period by approximately $1.2 million.  The allowance for loan losses has been strengthened to 1.56% of loans held in portfolio at June 30, 2009, from 1.33% of loans held in portfolio a year earlier.  In addition, management has further strengthened underwriting standards and enhanced its credit evaluation criteria in response to the unprecedented sharp downturn in the economy, and has intensified its collection activities.

Total nonperforming assets were $21.7 million at June 30, 2009, compared to $17.6 million at March 31, 2009.  The ratio of nonperforming assets to total assets was 1.02% at June 30, 2009, compared to 0.83% at March 31, 2009.  Net charge-offs were $5.6 million for the 2009 second quarter, versus $5.0 million for the 2009 first quarter.  As noted earlier, most of the increase in nonperforming assets during 2009 occurred in the lease financing portfolio, as worsening economic conditions have had a disproportionate impact on the small businesses that comprise a significant portion of the Company’s leasing business.  Sterling has historically maintained outstanding asset quality in the leasing category, reflecting the underwriting criteria that the Company has consistently employed over many years.  In response to the current challenging conditions, the Company has reduced its balances in the leasing category by approximately 11%, or $32 million, since the end of 2008.

Capital

Sterling’s capital ratios exceeded all regulatory requirements for well-capitalized institutions at June 30, 2009.  The Tier 1 risk-based capital ratio at that date was 11.67% (compared to a requirement of 6.00%), total risk-based capital was 12.89% (requirement of 10.00%), and the Tier 1 leverage ratio was 8.53% (requirement of 5.00%).

The Company’s capital ratios reflect the receipt in December 2008 of $42 million in proceeds from the issuance of preferred stock under the U.S. Treasury Capital Purchase Program. Excluding such proceeds, Sterling’s capital ratios would continue to exceed regulatory requirements for a well-capitalized institution.

Dividends

Sterling’s Board of Directors has declared a cash dividend of $0.09 per common share, payable on September 30, 2009, to shareholders of record as of September 15, 2009.  This continues a track record of cash dividends that extends to 255 consecutive quarters or more than 63 years.  The dividend for the previous quarter was $0.19 per share.

“In the current environment, the ability to maintain a fortress balance sheet, buttressed by a solid capital base, is of vital importance,” Mr. Cappelli noted.  “Lowering our dividend was a responsible measure designed to further reinforce the strong capital foundation needed to manage, grow and prosper at a time of great economic uncertainty.  In addition, the incremental capital will enhance our financial flexibility and support ongoing investments in the growth of Sterling’s business, thereby contributing to our long-term shareholder value.”

“As a profitable, well-capitalized and growing institution, we have made this decision from a position of strength, after giving careful consideration to the best interests of our shareholders and our desire to be optimally positioned for both the challenges and opportunities of the present business cycle.  We believe that the dividend adjustment is consistent with our obligation and commitment to keep the Company healthy, strong and growing,” said Mr. Cappelli.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on August 7, 2009, at 10:00 a.m. Eastern Daylight Time to discuss the 2009 second quarter financial results.  To access the conference call live, interested parties may dial 800-230-1059 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Daylight Time on Friday, August 7, 2009 until 11:59 p.m. Eastern Daylight Time on Friday, August 21, 2009.  To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 107432.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York-based banking and financial services company with assets of $2.1 billion. Established in 1929, the Company’s principal banking subsidiary, Sterling National Bank, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Now in its 80th year, Sterling is well known for its focus on business customers, an extensive and diverse product portfolio and a high-touch, hands-on approach to customer service.

Sterling offers working capital lines, asset-based financing, factoring, accounts receivable financing and management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, import trade financing, a wide array of depository products and cash management services, trust and estate administration and custodial account services.

Certain statements in this press release, including but not limited to, statements as to future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the Company’s belief that the Company is positioned to build on and benefit from the opportunities arising from the marketplace turmoil, to capture market share based on its competitive strength, to acquire complementary operations, to add to the Company’s team of professionals, and to gain market share among small businesses, that other opportunities will be available to the Company as a result of its strong capital, sharply focused business model and commitment to superior customer service, and that the incremental capital resulting from reduction of the dividend on its common shares will enhance the Company’s financial flexibility and support ongoing investments in the growth of its business, thereby contributing to its long-term shareholder value, and other statements regarding matters that are not historical facts, are "forward-looking statements" as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made.  The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

#   #   #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2009	2008	2009	2008

GAAP OPERATING HIGHLIGHTS
Net income	$775	$4,170	$4,387	$8,172
Dividends on preferred shares and accretion	637	0	1,479	0
Net income available to common shareholders	138	4,170	2,908	8,172

Net income per average common share:
Basic	0.04	0.23	0.24	0.46
Diluted	0.04	0.23	0.24	0.45
Net income available to common shareholders,
per average common share:
Basic	0.01	0.23	0.16	0.46
Diluted	0.01	0.23	0.16	0.45

Annualized return on average assets (1)	0.15%	0.81%	0.43%	0.81%
Annualized return on average tangible common equity (2)	3.26%	17.14%	9.30%	16.84%
Annualized return on average stated common equity (3)	2.61%	13.89%	7.47%	13.64%
Net interest margin, tax-equivalent basis	4.53%	4.49%	4.55%	4.49%

Common shares outstanding:
Period end	18,106	17,989	18,106	17,989
Average Basic	18,101	17,904	18,100	17,885
Average Diluted	18,145	18,037	18,219	18,173

NON-GAAP OPERATING HIGHLIGHTS
Adjusted net income	$6,457	$5,536	$13,624	$10,760

Adjusted net income per average common share:
Basic	0.36	0.31	0.75	0.60
Diluted	0.36	0.31	0.75	0.59

Annualized return on average assets (1)	1.26%	1.07%	1.33%	1.07%
Annualized return on average tangible common equity (2)	27.20%	22.76%	28.89%	22.17%
Annualized return on average stated common equity (3)	21.74%	18.44%	23.18%	17.96%
Net interest margin, tax-equivalent basis	4.53%	4.49%	4.55%	4.49%

Common shares outstanding:
Period end	18,106	17,989	18,106	17,989
Average Basic	18,101	17,904	18,100	17,885
Average Diluted	18,145	18,037	18,219	18,173

(1)	Calculated by dividing net income by average assets.
(2)
Average tangible common equity represents average shareholders’ equity less average preferred stock and average goodwill. Calculated by dividing net income by average tangible common equity.  See page 18.

(3)	Average stated common equity is equal to average shareholders’ equity less average preferred stock. Calculated by dividing net income by average stated common equity. See page 18.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2009	2008	2009	2008

BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$717,731	$767,806	$717,731	$767,806
Loans held for sale	57,385	24,410	57,385	24,410
Loans held in portfolio,
net of unearned discount	1,160,429	1,160,333	1,160,429	1,160,333
Total earning assets	1,941,156	1,955,930	1,941,156	1,955,930
Allowance for loan losses	18,134	15,480	18,134	15,480
Total assets	2,125,706	2,128,490	2,125,706	2,128,490

Demand deposits	440,626	459,279	440,626	459,279
Savings, NOW and money market deposits	532,275	486,516	532,275	486,516
Time deposits	331,766	459,039	331,766	459,039
Customer repurchase agreements	55,129	64,758	55,129	64,758
Other short-term borrowings	263,001	261,090	263,001	261,090
Long-term borrowings	175,774	185,774	175,774	185,774
Shareholders’ equity	157,721	119,725	157,721	119,725

Average Balances
Investment securities	$679,223	$781,249	$714,570	$750,868
Loans held for sale	52,653	31,193	43,101	27,291
Loans held in portfolio, net of unearned discount	1,151,915	1,101,843	1,139,887	1,081,520
Total earning assets	1,910,289	1,917,116	1,916,836	1,862,826
Total assets	2,058,931	2,077,112	2,066,378	2,031,632

Demand deposits	417,509	424,658	416,847	422,814
Savings, NOW and money market deposits	556,407	471,182	569,818	468,027
Time deposits	335,258	508,415	331,844	529,903
Customer repurchase agreements	77,261	89,187	75,987	85,824
Other short-term borrowings	228,019	180,870	227,156	157,355
Long-term borrowings	175,774	181,928	175,774	148,082
Shareholders’ equity	158,907	120,744	158,224	120,512

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$5,635	$1,611	$10,632	$3,109
Nonaccrual loans	20,606	6,970	20,606	6,970
Other real estate owned	1,105	2,252	1,105	2,252
Nonperforming assets	21,711	9,222	21,711	9,222
Nonaccrual loans/loans (1)	1.69%	0.59%	1.69%	0.59%
Nonperforming assets/assets	1.02%	0.43%	1.02%	0.43%
Allowance for loan losses/loans (2)	1.56%	1.33%	1.56%	1.33%
Allowance for loan losses/nonaccrual loans	88.00%	222.09%	88.00%	222.09%

CAPITAL RATIOS
Period End
Tier 1 risk based	11.67%	9.70%	11.67%	9.70%
Total risk based	12.89%	10.83%	12.89%	10.83%
Leverage	8.53%	6.57%	8.53%	6.57%

Book value per common share (period end)	$6.51	$6.66	$6.51	$6.66

(1)	The term “loans” includes loans held for sale and loans held in portfolio.
(2)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	June 30,

	2009	2008

ASSETS
Cash and due from banks	$34,816	$49,995
Interest-bearing deposits with other banks	5,611	881
Federal Funds Sold	0	2,500

Investment securities
Available for sale (at estimated fair value)	353,736	434,700
Held to maturity (at amortized cost)	363,995	333,106
Total investment securities	717,731	767,806

Loans held for sale	57,385	24,410
Loans held in portfolio, net of unearned discounts	1,160,429	1,160,333
Less allowance for loan losses	18,134	15,480
Loans held in portfolio, net	1,142,295	1,144,853

Customers’ liability under acceptances	180	328
Goodwill	22,901	22,901
Premises and equipment, net	10,041	10,869
Other real estate	1,105	2,252
Accrued interest receivable	7,772	9,877
Cash surrender value of life insurance policies	47,805	44,379
Other assets	78,064	47,439
	$2,125,706	$2,128,490

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$440,626	$459,279
Savings, NOW and money market	532,275	486,516
Time	331,766	459,039
Total deposits	1,304,667	1,404,834

Securities sold under agreements to repurchase - customers	55,129	64,758
Securities sold under agreements to repurchase - dealers	0	72,833
Federal funds purchased	87,000	70,000
Commercial paper	11,739	20,544
Short-term borrowings - FHLB	0	77,000
Short-term borrowings - FRB	160,000	19,000
Short-term borrowings - other	4,262	1,713
Long-term borrowings - FHLB	150,000	160,000
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	180	328
Accrued interest payable	1,874	2,761
Accrued expenses and other liabilities	167,360	89,220
Total liabilities	1,967,985	2,008,765

Shareholders’ equity	157,721	119,725
	$2,125,706	$2,128,490
MEMORANDA
Available for sale securities - amortized cost	$352,631	$443,171
Held to maturity securities - estimated fair value	370,844	331,037
Shares outstanding
Common issued	22,226,425	21,813,131
Common in treasury	4,119,934	3,824,161

NOTE: Certain reclassifications have been made to prior period’s financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
INTEREST INCOME
Loans	$18,264	$20,001	$35,816	$40,821
Investment securities - available for sale	4,335	5,670	9,830	10,382
Investment securities - held to maturity	3,594	4,034	7,128	8,259
Federal funds sold	0	1	0	1
Deposits with other banks	9	7	19	19
Total interest income	26,202	29,713	52,793	59,482

INTEREST EXPENSE
Savings, NOW and money market deposits	943	1,089	2,068	2,699
Time deposits	2,049	4,034	4,215	9,372
Securities sold u/a/r – customers	88	442	203	1,088
Securities sold u/a/r – dealers	0	416	0	733
Federal funds purchased	7	217	41	579
Commercial paper	17	117	40	312
Short-term borrowings – FHLB	0	311	11	526
Short-term borrowings – FRB	126	1	225	1
Short-term borrowings – other	0	5	1	19
Long-term borrowings – FHLB	1,134	1,085	2,256	1,799
Long-term subordinated debentures	524	524	1,047	1,047
Total interest expense	4,888	8,241	10,107	18,175

Net interest income	21,314	21,472	42,686	41,307
Provision for loan losses	6,800	2,200	13,000	4,150

Net interest income after provision for loan losses	14,514	19,272	29,686	37,157

NONINTEREST INCOME
Accounts receivable management/
factoring commissions and other fees	4,858	3,799	8,101	7,364
Service charges on deposit accounts	1,360	1,331	2,743	2,683
Other customer related service charges and fees	639	737	1,319	1,412
Mortgage banking income	2,541	2,702	4,647	5,201
Trust fees	117	124	256	259
Income from life insurance policies	290	294	548	563
Gain/(Loss) on sale of OREO	22	(75)	20	(303)
Securities gains/(losses)	874	(507)	3,939	(507)
Other income	97	167	23	572
Total noninterest income	10,798	8,572	21,596	17,244

NONINTEREST EXPENSES
Salaries	9,985	9,491	19,974	18,839
Employee benefits	3,268	2,252	5,945	5,088
Total personnel expense	13,253	11,743	25,919	23,927
Occupancy and equipment expenses, net	2,903	2,774	5,575	5,783
Advertising and marketing	1,026	1,353	1,680	1,988
Professional fees	1,900	1,874	3,023	3,238
Communications	435	405	866	861
Deposit insurance	1,513	185	1,864	269
Other expenses	3,113	2,796	5,268	5,230
Total noninterest expenses	24,143	21,130	44,195	41,296

Income before income taxes	1,169	6,714	7,087	13,105
Provision for income taxes	394	2,544	2,700	4,933
Net income	775	4,170	4,387	8,172
Dividends on preferred shares and accretion	637	0	1,479	0
Net income available to common shareholders	$138	$4,170	$2,908	$8,172

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)
(continued)

	Six Months Ended June 30,		Three Months Ended June 30,
	2009	2008	2009	2008
Average number of common shares outstanding
Basic	18,100,860	17,904,100	18,099,523	17,884,662
Diluted	18,145,090	18,037,377	18,219,450	18,173,427

Net Income per average common share
Basic	$0.04	$0.23	$0.24	$0.46
Diluted	0.04	0.23	0.24	0.45

Net income available to common shareholders
per average common share
Basic	0.01	0.23	0.16	0.46
Diluted	0.01	0.23	0.16	0.45

Dividends per common share	0.19	0.19	0.38	0.38

NOTE: Certain reclassifications have been made to prior periods’ financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net income	$775	$4,170	$4,387	$8,172

Other comprehensive income, net of tax:

Unrealized holding gains on securities, arising during the period	1,667	(5,159)	1,688	(3,804)

Reclassification adjustment for securities (gains) losses included in net income	(478)	278	(2,152)	278

Amortization of:
Prior service cost	9	9	18	18
Net actuarial losses	518	230	872	461

Comprehensive income	$2,491	$(472)	$4,813	$5,125

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Balance, at beginning of period	$159,160	$123,579	$160,480	$121,070
Net income for period	775	4,170	4,387	8,172

Common shares issued under stock incentive plan and related tax benefits	0	33	209	6,298
Stock option compensation expense	33	0	66	0
Cash dividends-Common shares	(3,438)	(3,415)	(6,875)	(6,824)
Cash dividends-Preferred shares	(525)	0	(828)	0

Surrender of shares issued under incentive compensation plan	0	0	(144)	(5,218)
Change in net unrealized holding gains
on available for sale securities	1,667	(5,159)	1,688	(3,804)

Reclassification adjustment for securities (gains) losses included in net income	(478)	278	(2,152)	278

Adjustment to retained earnings upon adoption of EITF Issue 06-4 effective January 1, 2008	0	0	0	(726)
Amortization of:
Prior service cost	9	9	18	18
Net actuarial losses	518	230	872	461

Balance, at end of period	$157,721	$119,725	$157,721	$119,725

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

			Three Months Ended

	June 30, 2009			June 30, 2008
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$26,498	$9	0.14%	$2,474	$7	1.14%

Investment securities – available for sale	351,378	4,119	4.69	417,409	5,462	5.23
Investment securities – held to maturity	292,956	3,477	4.75	341,662	4,034	4.72
Investment securities – tax exempt [2]	34,889	536	6.15	22,178	340	6.13
Total investment securities	679,223	8,132	4.79	781,249	9,836	5.04
Federal Funds Sold	0	0	0.00	357	1	1.79
Loans, net of unearned discount [3]	1,204,568	18,264	6.19	1,133,036	20,001	7.16

Total Interest-Earning Assets [2]	1,910,289	26,405	5.59%	1,917,116	29,845	6.26%

Cash and due from banks	29,623			47,695
Allowance for loan losses	(17,994)			(15,948)
Goodwill	22,901			22,901
Other	114,112			105,348

Total Assets	$2,058,931			$2,077,112

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,080	6	0.13%	$19,735	17	0.36%
NOW	196,441	126	0.26	256,316	542	0.85
Money market	341,886	811	0.95	195,131	530	1.09
Time	334,680	2,047	2.45	507,839	4,032	3.19
Foreign
Time	578	2	1.09	576	2	1.09
Total Interest-Bearing Deposits	891,665	2,992	1.35	979,597	5,123	2.10

Borrowings
Securities sold u/a/r – customers	77,261	88	0.45	89,187	442	1.99
Securities sold u/a/r – dealers	0	0	0.00	66,627	416	2.52
Federal funds purchased	12,309	7	0.22	39,302	217	2.19
Commercial paper	11,101	17	0.62	19,547	117	2.42
Short-term borrowings – FHLB	0	0	0.00	53,758	311	2.32
Short-term borrowings – FRB	202,857	126	0.25	264	1	1.29
Short-term borrowings – other	1,752	0	0.00	1,472	5	2.27
Long-term borrowings – FHLB	150,000	1,134	3.03	156,154	1,085	2.78
Long-term borrowings – sub debt	25,774	524	8.37	25,774	524	8.37
Total Borrowings	481,054	1,896	1.58	451,985	3,118	2.77

Total Interest-Bearing Liabilities	1,372,719	4,888	1.43%	1,431,582	8,241	2.31%

Noninterest-bearing demand deposits	417,509			424,658
Other liabilities	109,796			100,128

Total Liabilities	1,900,024			1,956,368

Shareholders’ equity	158,907			120,744

Total Liabilities and Shareholder’s Equity	$2,058,931			$2,077,112

Net interest income/spread [2]		21,517	4.16%		21,604	3.95%

Net yield on interest-earning assets			4.53%			4.49%

Less: Tax-equivalent adjustment		203			132

Net Interest income		$21,314			$21,472

[1]
The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.
[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

			Six Months Ended

	June 30, 2009			June 30, 2008
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$19,278	$19	0.21%	$2,968	$19	1.26%

Investment securities – available for sale	389,715	9,398	4.82	381,222	9,996	5.24
Investment securities – held to maturity	295,245	6,999	4.74	348,991	8,259	4.73
Investment securities – tax exempt [2]	29,610	902	6.09	20,655	633	6.13
Total investment securities	714,570	17,299	4.84	750,868	18,888	5.03
Federal Funds Sold	0	0	0.00	179	1	1.78
Loans, net of unearned discount [3]	1,182,988	35,816	6.24	1,108,811	40,821	7.55

Total Interest-Earning Assets [2]	1,916,836	53,134	5.64%	1,862,826	59,729	6.50%

Cash and due from banks	31,017			57,594
Allowance for loan losses	(17,445)			(15,759)
Goodwill	22,901			22,901
Other	113,069			104,070

Total Assets	$2,066,378			$2,031,632

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,148	12	0.14%	$19,192	33	0.35%
NOW	211,650	294	0.28	246,514	1,368	1.12
Money market	340,020	1,762	1.04	202,321	1,298	1.29
Time	331,266	4,212	2.56	529,327	9,369	3.56
Foreign
Time	578	3	1.09	576	3	1.09
Total Interest-Bearing Deposits	901,662	6,283	1.41	997,930	12,071	2.43

Borrowings
Securities sold u/a/r – customers	75,987	203	0.54	85,824	1,088	2.55
Securities sold u/a/r – dealers	0	0	0.00	51,277	733	2.88
Federal funds purchased	34,783	41	0.23	44,129	579	2.60
Commercial paper	11,487	40	0.70	20,349	312	3.09
Short-term borrowings – FHLB	6,878	11	0.31	39,813	526	2.65
Short-term borrowings – FRB	172,405	225	0.26	132	1	2.27
Short-term borrowings – other	1,603	1	0.07	1,655	19	2.29
Long-term borrowings – FHLB	150,000	2,256	3.03	122,308	1,799	2.94
Long-term borrowings – sub debt	25,774	1,047	8.38	25,774	1,047	8.38
Total Borrowings	478,917	3,824	1.61	391,261	6,104	3.13

Total Interest-Bearing Liabilities	1,380,579	10,107	1.48%	1,389,191	18,175	2.63%

Noninterest-bearing demand deposits	416,847			424,814
Other liabilities	110,278			99,115

Total Liabilities	1,908,154			1,911,120

Shareholders’ equity	158,224			120,512

Total Liabilities and Shareholder’s Equity	$2,066,378			$2,031,632

Net interest income/spread [2]		43,027	4.16%		41,554	3.87%

Net yield on interest-earning assets			4.55%			4.49%

Less: Tax-equivalent adjustment		341			247

Net Interest income		$42,686			$41,307

[1]
The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.
[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis[1]
(Unaudited)
(in thousands)

	Increase/(Decrease) Three Months Ended June 30, 2009

	Volume	Rate	Net [2]

INTEREST INCOME
Interest-bearing deposits with other banks	$13	$(11)	$2

Investment securities - available for sale	(813)	(530)	(1,343)
Investment securities - held to maturity	(583)	26	(557)
Investment securities - tax exempt	195	1	196
Total investment securities	(1,201)	(503)	(1,704)

Federal funds sold	(1)	0	(1)

Loans, net of unearned discounts [3]	1,190	(2,927)	(1,737)
TOTAL INTEREST INCOME	$1	$(3,441)	$(3,440)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(1)	$(10)	$(11)
NOW	(105)	(311)	(416)
Money market	356	(75)	281
Time	(1,181)	(804)	(1,985)
Foreign
Time	0	0	0
Total interest-bearing deposits	(931)	(1,200)	(2,131)

Borrowings
Securities sold under agreements to repurchase – customers	(52)	(302)	(354)
Securities sold under agreements to repurchase – dealers	(416)	0	(416)
Federal funds purchased	(91)	(119)	(210)
Commercial paper	(37)	(63)	(100)
Short-term borrowings – FHLB	(311)	0	(311)
Short-term borrowings – FRB	127	(2)	125
Short-term borrowings – other	2	(7)	(5)
Long-term borrowings – FHLB	(45)	94	49
Long-term borrowings - subordinated debentures	0	0	0
Total borrowings	(823)	(399)	(1,222)

TOTAL INTEREST EXPENSE	$(1,754)	$(1,599)	$(3,353)

NET INTEREST INCOME	$1,755	$(1,842)	$(87)

[1]	This table is presented on a tax-equivalent basis.
[2]
Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest income for  Federal funds sold and in interest expense for securities sold under agreements to repurchase-dealers, short-term borrowings-FRB  and short-term borrowings-FHLB has been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis  [1]
(Unaudited)
(in thousands)

		Increase/(Decrease)
	Six Months Ended
	June 30, 2009

	Volume	Rate	Net [2]

INTEREST INCOME
Interest-bearing deposits with other banks	$26	$(26)	$0

Investment securities - available for sale	174	(772)	(598)
Investment securities - held to maturity	(1,277)	17	(1,260)
Investment securities - tax exempt	273	(4)	269
Total investment securities	(830)	(759)	(1,589)

Federal funds sold	(1)	0	(1)

Loans, net of unearned discounts [3]	2,449	(7,454)	(5,005)
TOTAL INTEREST INCOME	$1,644	$(8,239)	$(6,595)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(2)	$(19)	$(21)
NOW	(177)	(897)	(1,074)
Money market	750	(286)	464
Time	(2,964)	(2,193)	(5,157)
Foreign
Time	0	0	0
Total interest-bearing deposits	(2,393)	(3,395)	(5,788)

Borrowings
Securities sold under agreements to repurchase – customers	(117)	(768)	(885)
Securities sold under agreements to repurchase – dealers	(733)	0	(733)
Federal funds purchased	(103)	(435)	(538)
Commercial paper	(99)	(173)	(272)
Short-term borrowings – FHLB	(250)	(265)	(515)
Short-term borrowings – FRB	226	(2)	224
Short-term borrowings – other	1	(19)	(18)
Long-term borrowings – FHLB	401	56	457
Long-term borrowings - subordinated debentures	0	0	0
Total borrowings	(674)	(1,606)	(2,280)

TOTAL INTEREST EXPENSE	$(3,067)	$(5,001)	$(8,068)

NET INTEREST INCOME	$4,711	$(3,238)	$1,473

[1]	This table is presented on a tax-equivalent basis.
[2]
Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest income for Federal funds sold and in interest expense for securities sold under agreements to repurchase-dealers, and short-term borrowings- FRB has been allocated entirely to the volume variance. The effect of the extra day in 2008 has also been allocated entirely to the   volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Reconciliation of GAAP and Adjusted
Net Income and Noninterest Expenses
(Unaudited)
(dollars in thousands, except per share data)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s financial results. Adjusted net income excludes the effect of certain items that are unusual and/or difficult to predict.  The incremental pension expense is calculated by subtracting the pension expense for the 2008 period from the pension expense for the 2009 period. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Sterling strongly encourages investors to review its consolidated statements in their entirety an not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with non-GAAP financial measures of other companies that may have the same or similar names.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Adjusted net income

GAAP net income	$775	$4,170	$4,387	$8,172
Adjustments to GAAP net income:
Provision for loan losses	6,800	2,200	13,000	4,150
Special FDIC assessment	1,000	0	1,000	0
Incremental pension plan expense	770	0	922	0
Total adjustments to GAAP net income	8,570	2,200	14,922	4,150
Tax effect	2,888	834	5,685	1,562
Adjusted net income	$6,457	$5,536	$13,624	$10,760

Adjusted per share data

Adjusted net income	$6,457	$5,536	$13,624	$10,760

Average number of basic shares outstanding	18,101	17,904	18,100	17,885

Basic earnings, as adjusted	$0.36	$0.31	$0.75	$0.60

Average number of diluted shares outstanding	18,145	18,037	18,219	18,173

Diluted earnings, as adjusted	$0.36	$0.31	$0.75	$0.59

Adjusted noninterest expenses

Total noninterest expenses	$$24,143	$$21,130	$$44,195	$$41,296
Less:
Special FDIC assessment	1,000	0	1,000	0
Incremental pension plan expense	770	0	922	0
Acquired factoring business	854	0	854	0
Total adjustments to noninterest expenses	2,624	0	2,776	0
Adjusted noninterest expenses	$21,519	$21,130	$41,419	$41,296

STERLING BANCORP
Reconciliation of Average Shareholders’ Equity and Adjusted
Average Stated and Tangible Common Equity
(Unaudited)
(dollars in thousands, except per share data)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s financial results. Adjusted average stated common equity excludes average preferred equity. Adjusted average tangible common equity excludes average preferred equity, average goodwill and average other intangible assets. Adjusted return on  average stated common equity is calculated by dividing adjusted net income (annualized) by adjusted average stated  common equity.  Adjusted return on average tangible common equity is calculated by dividing adjusted net income by  adjusted average tangible common equity. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Sterling strongly encourages investors to review its consolidated statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with non-GAAP financial measures of other  companies that may have the same or similar names.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Adjusted average tangible common equity

Average shareholders’ equity	$158,907	$120,744	$158,224	$120,512
Less:
Preferred equity	39,800	0	39,719	0
Goodwill and intangible assets	23,899	22,901	23,403	22,901
Average tangible common equity	$95,208	$97,843	$95,102	$97,611

Adjusted average stated common equity

Averageshareholders’ equity	$158,907	$120,744	$158,224	$120,512
Less:
Preferred equity	39,800	0	39,719	0
Average stated common equity	$119,107	$120,744	$118,505	$120,512

Adjusted return on average tangible common equity

Adjusted net income	$6,457	$5,536	$13,624	$10,760

Average shareholders’ equity	158,907	120,744	158,224	120,512
Less:
Preferred equity	39,800	0	39,719	0
Goodwill and intangible assets	23,899	22,901	23,403	22,901
Average tangible common equity	$95,208	$97,843	$95,102	$97,611

Adjusted annualized return on average tangible common equity	27.20%	22.76%	28.89%	22.17%

Adjusted return on average stated common equity

Averageshareholders’ equity	$158,907	$120,744	$158,224	$120,512
Less:
Preferred equity	39,800	0	39,719	0
Average stated common equity	$119,107	$120,744	$118,505	$120,512

Adjusted annualized return on average stated common equity	21.74%	18.44%	23.18%	17.96%